Exhibit 10.15

AGREEMENT

This AGREEMENT is executed this 15 day of  October, 2012 by and between Michael J. Sullivan d/b/a Michael J. Sullivan Communications, a CA Sole Proprietorship, (hereinafter referred to as ““CLIENT””) and INTERSTATE CAPITAL CORPORATION, a New Mexico corporation, located in Santa Teresa, Dona Ana County, New Mexico (hereinafter referred to as ““ICC””). Client and ICC agree to the following terms and conditions:

1.  Purchase and Sale of Accounts Receivable. For the consideration hereinafter set forth and subject to the terms and conditions contained herein, Client hereby sells, transfers, conveys, assigns, and delivers to ICC as absolute owner, and ICC hereby purchases and receives from Client all of the right, title and interest of Client in and to those certain accounts receivable arising from the sale of merchandise or the rendering of services by Client in the ordinary course of Client's business (hereinafter referred to as ““Accounts”” or ““Account””) which have been duly offered for sale by Client to ICC and approved for purchase by ICC for fees as set out in the Fee Schedule described in Paragraph 30 by reference (““Fees”” or ““Fee””) in accordance with the terms hereof. The sale, assignment, transfer and conveyance contemplated by this Agreement (i) is a sale by Client and a purchase by ICC, and is not security for any indebtedness or other obligation of Client to ICC and (ii) does not constitute and is not intended to result in an assumption by ICC of any obligation of Client or any other person in connection with the Accounts or related rights or under any agreement or instrument relating thereto. The purchase of Accounts as contemplated herein shall be with recourse to Client as more fully defined below:

Client shall bear credit risk as well as risk of non-payment of purchased Accounts resulting from any other reason, condition, or circumstance. Client shall have the obligation to maintain independent records and documents relating to the dates Accounts were sold to ICC. Unless otherwise agreed to in writing by Client and ICC, Client shall have the obligation to repurchase from ICC any and all Accounts purchased by ICC on the earlier of i) 90 days after the date of purchase by ICC of such Account(s); or ii) the date on which a reason for non-payment is raised by the Account Debtor, whether said reason is valid or invalid. The purchase price payable by Client under this Paragraph 1 shall be the sum of the original purchase price paid by ICC to Client for the applicable Account(s), the corresponding Fees and all reimbursable expenses relating to such Account(s).

2. Accounts Receivable. All Accounts offered for sale to ICC shall be evidenced by written invoices or other such equivalent documentation as required by ICC, together with supporting documentation including, but not limited to, purchase orders and written proof of delivery and acceptance of the goods or satisfactory performance of the services provided, and shall be payable upon terms acceptable to ICC. The decision to approve or reject Accounts offered for sale shall rest solely with ICC and ICC shall have no liability to Client for ICC's failure or refusal to purchase an Account. Upon receiving approval for purchase or actual purchase of Accounts by ICC, Client shall not vary the terms of sale or payment set forth in the invoices relating thereto without ICC's written approval. If any such variation is requested by Client, ICC shall be entitled to receive, as a condition for its approval of such variation, an amount equal to any decrease in the amount of the Accounts which may result from the variation and/or additional Fees.

3.   Purchase Price, Sale Procedure, Reporting, and Reserves. Upon approval of Accounts for purchase, Client shall execute for each such Account or group of Accounts approved, a Memorandum of Sale and Assignment of Account(s) Receivable (hereinafter referred to as a ““Memorandum””) in a form satisfactory to ICC, which identifies and describes the Account Debtor(s) and Account(s) offered for sale.

Client shall deliver to ICC a Memorandum, original invoices (or copies, digital images, or rights to view invoices submitted by Client to Account Debtor(s) electronically if deemed necessary by ICC), and all supporting documentation relating to the Account(s) to be purchased. Each such invoice shall have plainly and prominently stated on its face that the amounts payable thereunder are being exclusively assigned and are payable to ICC at ICC's mailing address, and submission of such invoice(s) shall constitute an assignment to ICC of the Account(s) thereby represented, whether or not a Memorandum is submitted. The act of the Client delivering to ICC invoices or invoice copies, coupled with the act of ICC remitting to Client any funds towards the purchase price of the related Account(s) shall constitute a purchase of Account(s) by ICC, regardless of whether or not a Memorandum is submitted by Client. ICC shall be entitled to collect Fees for such Account purchases as if a Memorandum was executed by Client unless Client first specifies in writing that Client does not wish for ICC to advance funds.

In connection with ICC's purchase of Accounts, ICC shall provide Client access to a report which shall disclose the amount of the purchase price to be disbursed initially, applicable reimbursable expenses referred to in Paragraph 17 below to be charged to Client, and any reserve to be withheld. Such reserve shall only be payable to Client upon payment in full of the Account(s). Client agrees and understands that the amount of such reserves that are ultimately disbursed to Client is subject to change as herein set forth. Upon submission of the Memorandum, ICC shall disburse to Client the amount called for in the documents immediately after ICC is satisfied with the validity of the information contained on Client's invoice(s) and supporting documentation. The purchase price for Accounts shall be the gross amount of the Accounts, minus the applicable Fee. Nothing contained herein shall be construed as to prohibit ICC and Client from agreeing to future modification(s) of the Fees or a purchase price for Accounts which results from the charging of a minimum fee expressed in terms of dollars.

Upon receipt of payment from the Account Debtor(s), ICC shall furnish a report disclosing thereon the amount of the payment received from the Account Debtor(s), any adjustments, credits, and/or discounts taken by the Account Debtor(s) not agreed to in writing by ICC as set out in Paragraph 2 above, the Fees charged by ICC, any reimbursable expenses charged to Client, and any net proceeds due Client from the aforementioned reserve, which shall be deposited by ICC into Client's reserve account without delay, once ICC ascertains that the funds received in payment of the Account(s) are collected by ICC's depository institution.

4.   Client Obligations and Reserve Account Deficiency. Should Client become obligated to ICC pursuant to the provisions of this Agreement resulting from (i) the receipt of payment from an Account Debtor on a Purchased Account that is insufficient to repay ICC for the amount advanced on the Purchased Account plus ICC's fee; (ii) the failure of an Account Debtor to pay a Purchased Account prior to the repurchase date agreed upon between Client and ICC; (iii) the receipt of information by ICC that an Account Debtor is refusing to pay or disputing for any reason, valid or not, its liability to pay a Purchased Account; (iv) the discovery by ICC that the documentation supporting a Purchased Account is not complete or satisfactory in ICC's sole discretion; (v) the requirement to reimburse ICC for certain expenses and fees as described hereinafter; or (vi) for any other reason, whether or not contemplated herein, Client acknowledges and agrees (i) that ICC may, at any time and from time to time, satisfy the Client's obligation by charging the amounts owing by Client to ICC to Client's reserve account or (ii) to pay ICC, upon demand, written or otherwise, any obligations arising hereunder. Client hereby irrevocably agrees that ICC may apply any amounts held as reserves in the reserve account against any amounts charged to the reserve account. If any such application of reserves should be insufficient to liquidate in full the amounts charged to the reserve account, then the reserve account balance shall be rendered negative. Any resulting negative balance or any amounts remaining due by Client to ICC subsequent to demand shall accrue interest daily at the rate of 18% per annum until paid in full, including, but not limited to any pre and post judgement interest. Client acknowledges and agrees that any amounts payable by ICC to Client under this Agreement (whether as purchase price or otherwise) may, at the option of ICC, be applied by ICC to eliminate any such negative reserve balance.

5.   Further Transfer. In addition to the sale, transfer, conveyance, and assignment of the purchased Accounts pursuant to Paragraph 1 above, Client hereby sells, transfers, conveys, and assigns all of its right, title and interest in and to all related rights (but not obligations) of Client with respect thereto, including all contract rights, guarantees, letters of credit, liens and security interests in favor of Client, insurance and other agreements and arrangements of whatever character from time to time supporting or securing payment of such Accounts and all right, title and interest of Client in any merchandise purchased and represented by such purchased Accounts, including Client's rights and remedies under applicable personal property security legislation and Client's rights of stoppage in transit, replevin and reclamation as an unpaid vendor. Client agrees to execute and deliver, without delay, any document or take any action requested by ICC to protect ICC's interest in the purchased Accounts or to perfect the assignment thereof.

Initials

6.  Notice of Assignment. Upon approval by ICC of an Account for purchase, Client agrees, if so instructed by ICC, to notify the Account Debtor of the contemplated sale, to execute and deliver any document necessary to notify the Account Debtor of the assignment, and to procure, if requested, an acknowledgment and acceptance of the contemplated assignment from the Account Debtor. Procurement of such acknowledgment and acceptance may be required as a condition of approving Accounts for purchase and failure to procure such acknowledgment and acceptance may result in the rejection of Accounts submitted for purchase or revocation of a conditional approval to purchase Accounts without any obligation or liability on the part of ICC. ICC may at any time and in its sole discretion notify any Account Debtor of Client to make payments directly to ICC.

With respect to each Account purchased by ICC hereunder where ICC has not instructed Client to notify the related Account Debtor of the sale of such Account to ICC (a ““Serviced Account””), ICC hereby appoints Client as the servicer of such Serviced Account, solely for purposes of collecting all amounts payable by the related Account Debtor and, once received by Client, remitting such amounts directly to ICC in accordance with the provisions of this Agreement. Client's appointment as servicer of Serviced Accounts shall immediately cease (i) in respect of any Serviced Account, upon ICC notifying the related Account Debtor to make payments directly to it and (ii) in respect of all Serviced Accounts, upon a default by Client under this Agreement (regardless of whether ICC has notified the related Account Debtors to make payments directly to ICC). Notwithstanding anything contained in this paragraph, Client shall not (and has no authority to) contract for, or conclude contracts in the name of, ICC. The servicing responsibilities of Client under this paragraph shall not be delegated by Client to any other person.

7.   Security. In order to secure the payment of any indebtedness that may become due and owing to ICC from Client and to secure the performance of all obligations of Client and of each and every representation, warranty, covenant, agreement and undertaking of Client under this Agreement or under any other agreement, whether now or hereafter existing, by and between Client and ICC (collectively, the ““Obligations””), Client hereby grants to ICC a security interest in and a lien upon all of Client's now owned or hereafter acquired (i.) equipment, machinery, furniture and fixtures; (ii.) inventory, whether by way of replacement, substitution, addition, or otherwise, by Client; (iii.) rights to goods represented by or securing any Accounts, and any of Client's rights as an unpaid vendor including the right to reclaim the goods , the right to stop the goods in transit and the right to replevy the goods; (iv.) Accounts, contract rights, and claims, including any net proceeds due Client from purchased Accounts and including all amounts held on reserve pursuant to this Agreement; (v.) general intangibles, including without limitation, trade names, trademarks, assumed names, goodwill, patents, copyrights, etc. (hereinafter collectively referred to as ““Collateral””); (vi.) all ledger sheets, files, records, computer tapes and discs and documents relating to the Collateral; and (vii.) all proceeds of the Collateral. The security interest and lien upon the Collateral is also given to secure payment and performance of all debts, obligations, and liabilities of every kind and character of Client, now or hereafter existing in favor of ICC, whether such debts, obligations, or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, regardless of how said debt, obligation or liability may be evidenced. Client agrees to comply with all applicable laws in order to perfect ICC's security interest in and to such Collateral and to execute any financing statements or additional documents as ICC may require. Client shall not execute or file any financing statement, supplements or amendments thereto, or any other instruments or security agreement covering the Collateral in favor of anyone other than ICC without ICC's prior written consent. ICC shall have all the rights and remedies provided in this Agreement and under applicable law. The security interest and lien granted in this Paragraph shall survive the execution of this Agreement and remain in full force and effect until all the Accounts purchased hereunder are paid in full and all Obligations of the Client are fully performed.

8.   Additional Security. Notwithstanding any other provision of this Agreement, ICC shall be entitled at all times before or after the termination of this Agreement to hold all sums belonging to Client as security for any and all of Client's Obligations to ICC, however arising. Any amounts which ICC is authorized hereunder to charge to Client or for which Client is obligated to ICC may be withheld and deducted by ICC at any time in ICC's sole discretion from any remittances, payments, disbursements, or credits otherwise to be made by ICC hereunder.

9.  Client's Representations. As an inducement for ICC to purchase Accounts from Client, Client hereby represents, warrants and covenants to ICC the following and hereby authorizes ICC to contact any third party ICC deems appropriate, including, but not limited to, governmental entities and taxing authorities, to confirm the following:

a. If Client is a corporation, it is duly organized and existing under the laws of its jurisdiction of organization and is duly qualified, properly licensed, and in good standing in such jurisdiction and every other jurisdiction in which it is doing business, and the execution, delivery, and performance of this Agreement are within its corporate powers and have been duly authorized as evidenced by the Corporate Resolution attached hereto as Exhibit ““A””, and are not in contravention of any law or the powers of its charter, bylaws, or other incorporation papers, or of any indenture, agreement, or undertaking to which Client is a party or by which it is bound.

b. If Client is operating under a trade or assumed name, said name has been filed with the proper authorities.

c. Client has good, clear and undisputed title to the Accounts offered for sale to ICC hereunder, and such sale will vest absolute ownership to such Accounts in ICC, free and clear of any lien, mortgage, charge, hypothecation, encumbrance, claim, or security interest of any kind or nature except as disclosed on Client's application for factoring or as otherwise provided in writing.

d. Each Account sold and assigned to ICC shall be an Account based upon a bona fide sale and the delivery and acceptance of merchandise or performance of services by Client to an Account Debtor and shall be a valid and enforceable obligation of the Account Debtor, unimpaired with no claim, offset, allowance, discount, deduction, dispute, contingency, or counterclaim, except those apparent on the supporting documents thereof, which could reduce the amount of such Account, affect the validity thereof, or hinder ICC's ability to collect the full face amount of said Account.

e. All information furnished by Client to ICC, including, but not limited to, past histories of the payment record of Account Debtors, and any and all information given to ICC in connection with the Accounts, is true, complete and accurate, and contains no material omissions, misstatements, or misrepresentations.

f. Client is the owner of the Collateral, as defined above, and has good right and authority to grant a security interest to ICC in the Collateral and there is no presently outstanding adverse lien, security interest, or encumbrance in or on the Collateral or its proceeds and there is no financing statement covering the Collateral or its proceeds on file in any public office except as described below:.

g. All financial records (including, but not limited to balance sheets, income statements, federal income tax returns, and accounts receivable agings, listings, and reports) which may have been or may hereafter be furnished to ICC by Client to induce ICC to enter into this Agreement or to purchase Accounts, shall fairly and accurately represent the financial condition and operating results of Client as of the dates or for the periods stated thereon. Such financial records shall be accurate and correct in all material respects and complete insofar as necessary to give ICC a true and accurate knowledge of the subject matter.

h. All Accounts sold by Client to ICC shall be properly reflected on the books of Client.

i. If Client should: 1) change the location of Client's principal office or the office wherein the books and records of Client are kept; or 2) change or amend the name of Client; or 3) change the Client's form of business; or 4) undergo any change in ownership; or 5) merge or amalgamate with or acquire any other entity; or 6) sell, dispose of, transfer or lease all or any substantial portion of Client's assets, whether now or hereafter acquired; or 7) allow or permit any subsidiary to merge, amalgamate or consolidate with or into any corporation; or 8) experience any material change in Client's Executive Management, Client shall notify ICC in writing at least 45 days prior to any such change(s), or as soon as possible if the change(s) is/are unplanned.

j. The Client shall not compromise or adjust the balance due on Accounts without the prior written consent of ICC.

k. The Client shall promptly, upon ICC's request, execute any document(s), as may be required to carry out the intent of this Agreement or which may be necessary to collect an Account.

l. Except as disclosed in writing, there are no suits or proceedings pending or to the knowledge of Client, threatened against or affecting Client or any of its subsidiaries which, if adversely determined, would have a material adverse effect on the financial condition or business of Client and its subsidiaries and there are no proceedings by or before any governmental commission, board, bureau, or other administrative agency pending or, to the knowledge of Client, threatened, against Client or any of its subsidiaries. Further, Client represents and warrants there is no claim, loss contingency, or proceeding, whether or not pending, threatened or imminent, against or otherwise affecting Client that involves the possibility of any judgement or liability not fully covered by insurance or that may result in a material adverse change in the business, properties, or condition, financial or otherwise, of Client.

m. Client is and shall remain current in payment of all taxes and/or assessments whether levied by local, state, or federal governmental agencies.

n. Client shall not grant a lien or security against the Accounts or the Collateral without the prior written consent of ICC.

o. There are no unwritten oral agreements between the parties.

10. Power of Attorney and Execution of Documents Required by Account Debtor for Payment. In order to carry out the intention of the parties hereto, Client hereby irrevocably appoints ICC, or any person designated by ICC, as its attorney in fact with the express authority to (i.) sign and endorse on behalf of Client all checks, drafts, and other forms of payment received by ICC, waiving any notice of presentment and dishonor, whether or not said checks represent payment on purchased Accounts or the Collateral, (ii.) receive, open and dispose of Client's mail received at ICC's address, (iii.) strike out Client's address on any billing or statement sent to an Account Debtor and substitute ICC's address, (iv.) in Client's name, demand, sue for, collect, and give releases for any and all monies due on or to become due on purchased Accounts or the Collateral, (v.) compromise, prosecute, or defend any action, claim, or proceeding relating to a purchased Account or the Collateral, (vi.) do any and all things necessary and proper to carry out this Agreement, specifically including but not limited to executing any document necessary to perfect the security interest granted herein. The authority granted herein shall remain in full force and effect until all Accounts purchased by ICC have been paid in full. This power of attorney is irrevocable and is coupled with an interest.

Notwithstanding ICC's rights granted above, Client hereby agrees to immediately, upon ICC's request, execute and deliver to the Account Debtor(s) any document(s) (including without limitation lien releases, written warranties, drawings and blueprints) which may be required by Account Debtor(s) as a condition precedent to the Account Debtor(s) making payment on purchased Account(s) or the Collateral.

11. Payments Received by Client. Should Client receive payment of all or any portion of an Account sold pursuant to this Agreement, Client shall immediately notify ICC of the receipt of the payment, hold said payment in trust for ICC separate and apart from Client's own property and funds, and shall deliver said payment to ICC without delay in the identical form in which received if possible. Should Client receive a check or other instrument of payment representing payment of amounts due to both ICC and Client, Client shall surrender said check or payment instrument to ICC and ICC shall refund Client's portion to Client. In the event any merchandise, the sale of which gave rise to an Account purchased by ICC, is returned to or repossessed by Client, such merchandise shall be held by Client in trust for ICC, separate and apart from Client's own property and subject to ICC's sole direction and control.

12. Default. The term ““default”” as used in this Agreement shall mean the occurrence of any of the following events:

a. The failure of Client to punctually and properly observe, keep, or perform any covenant, agreement, or condition herein required to be observed, kept, or performed; or required under any other agreement or contract between Client and ICC.

b. The representations and warranties made by Client in this Agreement shall prove to be untrue or incorrect or any financial statements or other statements purporting to represent the financial condition of Client prove to be false or incorrect.

c. The failure of Client to immediately deliver to ICC a remittance received by Client in payment of a purchased Account.

d. The failure of Client to pay any obligation to ICC whether or not said obligation arises hereunder or under some other agreement or contract by and between Client and ICC.

e. The appointment of a receiver or trustee for all or a substantial portion of the assets of Client.

f. Client becomes subject to any Insolvency Proceeding

g. Levies of attachment, execution, tax assessments, liens, including without limitation federal tax liens or similar process served upon Client's account debtors or issued against the Collateral.

h. The death, dissolution, termination of Client, or Client ceases its operations.

i. Any guarantee of the Obligations of Client hereunder is terminated by the guarantor.

j. The granting of a security interest to any other party in any Collateral in which Client has herein granted a security interest to ICC or in any Collateral listed in any financing statement executed by Client without the prior written consent of ICC.

k. The interference by Client with the assignment of its Accounts to ICC by contacting any of Client's Account Debtors which have been notified of Client's assignment of its Accounts to ICC and instructs any of those Account Debtors to redirect payments on Purchased Accounts or on Accounts serving as ICC collateral to Client or any other third party.

l. ICC deems itself insecure.

m. The failure of Client to comply with ICC's established factoring procedures after having been notified of prior failure(s).

13. Remedies of ICC Upon Default. Upon the occurrence of a default, ICC may resort to any one or more of the following remedies or any other remedies allowed by applicable law, the employment thereof of any particular remedy shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies:

a. Declare any indebtedness secured hereby immediately due and payable.

b. Exercise its rights as a secured party and enforce the security interest granted hereunder pursuant to applicable law, including, but not limited to, the right of ICC to establish contact with and instruct any and all of Client's customers to remit payment(s) due or to become due arising from the sale of merchandise or rendering of services directly to ICC at ICC's address, whether or not said payments relate to Accounts purchased by ICC hereunder. Furthermore, ICC shall have the right to establish contact with and instruct any other party from whom Client may be entitled to receive monies now due or to become due in the future to remit said monies to ICC at ICC's address.

c. Immediately terminate this Agreement as to future transactions, without affecting the rights and obligations of the parties occurring with respect to prior transactions.

d. Enter the premises of Client and take possession of the Collateral and of records pertaining to the purchased Accounts and the Collateral.

e. Grant extensions, compromise claims, and settle purchased Accounts or the Collateral for less than face value, all without prior notice to or authority of Client.

f. Withdraw sufficient funds from Client's depository accounts via ACH transfer.

g. Exercise all other rights conferred by law or under this Agreement, including without limitation the right to withhold any funds due Client from ICC of whatever kind or nature, and resort to any remedy existing at law or in equity for the collection of any obligation secured hereby and for the enforcement of the covenants and agreements contained herein.

14. Financial Statements. Client agrees to furnish ICC upon request its most current income statement, balance sheet, and tax returns and reports, along with any other supplementary financial information requested. ICC shall have the right, at all times during normal business hours, without prior notice, to examine and make extracts from all books and records of Client. Client agrees to keep its books and records in accordance with generally accepted accounting principles, consistently applied.

15. Term. This Agreement shall be effective from the date hereof and shall continue in full force and effect for a term of 12 months. The term of this Agreement shall renew automatically for additional 12 -month terms unless sooner terminated in accordance with the terms hereof. Client may terminate this Agreement effective at the end of any term by giving ninety (90) days prior written notice to ICC, or earlier, subject to provisions of Paragraph 17(c.). ICC may terminate this Agreement at any time and for any reason by notifying Client in writing.

Any termination of this Agreement shall not in any manner serve to release the security interest granted herein until all Accounts purchased hereunder and all obligations have been fully satisfied nor shall such termination affect any of the obligations incurred by the parties hereto as to Accounts purchased hereunder. All of Client's representations, warranties, and other provisions of this Agreement shall survive termination of this Agreement until ICC has been paid in full and the Client has fully performed all of its Obligations. In addition, should any transfer of money or property to ICC hereunder be avoided in any Insolvency Proceedings involving Client, any Account Debtor of Client, or otherwise, then Client's obligations hereunder shall be reinstated and/or supplemented to the extent of the avoided transfer, whether or not this Agreement has otherwise been terminated.

16. No Lien Termination Without Release. In recognition of ICC's right to have its legal fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all obligations by Client, ICC shall not be required to record any terminations or satisfactions of any of ICC's liens on the Collateral unless and until Client has executed and delivered to ICC a general release in a form reasonably satisfactory to ICC. Client understands that this provision constitutes a waiver of its rights under Section 9-404 of the Uniform Commercial Code and equivalent provisions of any other applicable personal property security legislation.

17. Reimbursable Expenses and Liquidated Damages. In the course of performing its functions with respect to the investigation, approval, purchase and collection of Accounts purchased or offered for sale by Client, ICC may incur routine and/or extraordinary expenses, including, but not limited to, one-time set up charge, due diligence, field exams, long distance telephone, postage, photocopies, credit research, credit report preparation, trade credit report preparation, wire transfers, overnight mail delivery, courier delivery, check certification, special handling charges (not to exceed $5.00 per invoice), personal property security (PPSA and/or UCC) search, filing, and termination fees, other lien search fees, fax transmissions, and legal fees and court costs which shall be reimbursed to ICC by Client upon demand or deducted from the payment proceeds received from an Account Debtor on a purchased Account or deducted from Client's reserve account.

In addition to the reimbursable expenses cited above, Client and ICC acknowledge that the occurrence of any of the events listed below will cause ICC to suffer damages or incur expenses which ICC may not otherwise suffer or incur. Client and ICC also recognize that the damages or expenses incurred by ICC as a result of such events may not be readily ascertainable. Accordingly, Client and ICC agree as follows:

a. Should Client receive a check or other instrument of payment, including any electronic payment, representing payment of amounts assigned to ICC hereunder and fail to surrender to ICC said check or payment instrument within two (2) business days, ICC shall be entitled to charge Client fifteen percent (15%) of the amount of the check or other payment instrument involved as reimbursement for ICC incurring additional administrative, management and collection expenses. After the first violation of this provision or if Client intentionally misdirects payment on either purchased Accounts or the Collateral, then Client shall pay ICC twenty five percent (25%) of the amount of the check(s) or other payment instrument(s) involved as reimbursement for ICC incurring additional administrative, management and collection expenses.

b. Should Client become subject to any Insolvency Proceedings, Client hereby agrees, to the extent permitted by applicable law, to pay to ICC a one-time charge equal to three percent (3%) of the total amount of the outstanding invoices on the last day of the month preceding the month in which Client becomes subject to such Insolvency Proceedings, as reimbursement to ICC for incurring additional administrative, management and collection expenses associated with such Insolvency Proceedings.

c. Notwithstanding Paragraph 15 above, Client has the option to terminate this Agreement prior to the end of any term by giving ICC written notice. Upon notice of early termination, Client shall be obligated to pay to ICC the greater of five hundred dollars ($500) or three percent (3.0%) of the average of the monthly dollar volume of Accounts purchased by ICC in the months preceding termination (inclusive of months in which previous factoring agreements between the parties were in effect and excluding months in which there were no Account purchases) multiplied by the number of months remaining in the then current term. In the event ICC terminates this Agreement prior to the expiration of any term due to any default by Client, ICC shall likewise be entitled to collect liquidated damages as herein described.

d. Should Client obtain a deposit or advance from an Account Debtor relating to any Account which is sold to ICC without first notifying ICC and stating the amount of said deposit or advance on the face of the invoice, in addition to the resulting deficiency (if any), Client shall be obligated to pay to ICC an amount equal to the greater of fifty dollars ($50) or ten percent (10%) of the amount of any such advance, as compensation for ICC's administrative management and collection expense associated with having to collect a deficiency relating thereto.

e. Should Client fail to comply with Paragraph 1 above in respect of any purchased Account, Client shall be obligated to pay to ICC three percent (3%) of the amount of any purchased Account which is not repurchased by Client in accordance with Paragraph 1 above, as liquidated damages for ICC incurring additional collection and administrative expenses. ICC shall have the right to collect said damages by either withholding from other purchase proceeds or by charging Client's reserve account without notice. The collecting of said damages by ICC in no way changes the obligations of the Client hereunder.

f. Should ICC: i) receive any notice from any party (including without limitation, taxing authorities, creditors, partners, owners, shareholders, employees, consultants, vendors, customers, or clients), threatening to or informing ICC of its or any other party's intention to take any collection or enforcement action (including without limitation levy, garnishment, attachment, repossession, foreclosure, or lien) against Client or Client's account debtors or the Collateral; or ii) learn by any other means of any such collection or enforcement threat or action against Client, Client's account debtors, or the Collateral; iii) discover the occurrence of any of the events described in Paragraph 12 (collectively and separately hereinafter referred to as "Event(s) of Default"); or iv) declare Client to be in default of this Agreement, ICC shall thereupon immediately be entitled to collect a Default fee equal to the greater of $1,000 or three percent (3.0%) of the face value of all Accounts sold by Client to ICC then outstanding on ICC's books (the "Default Fee"). In addition, should ICC continue to purchase Accounts from Client subsequent to any of the aforementioned or any Event of Default, ICC shall be entitled to collect a fee ("the Post-Default Fee") equal to one percent (1.0%) of the face amount of each such Account purchased by ICC, said Post-Default Fee being in addition to the Fees. ICC shall continue to charge the Post-Default Fee for the remainder of the then-current term of this Agreement.

g. Notwithstanding any provision to the contrary, should ICC receive, account for, and either apply to Client's reserve account or disburse Non-Factored Funds (defined as funds received by ICC from an Account Debtor(s) of Client which do not pertain to a purchased Account(s) still on ICC's books) on behalf of Client on a regular basis and should ICC feel, in its sole and complete discretion, that the volume of such Non-Factored Funds is disproportionate to the volume of Accounts sold to ICC, ICC shall have the right to institute a Non-Factored Funds administrative charge on a monthly basis. Such administrative charge shall be equal to 1% of the Non-Factored Funds received in the prior calendar month with a minimum monthly charge amount of $250 and a maximum monthly charge amount of $1,000.

18. Account Debtor Claims. Client shall immediately notify ICC of the assertion of any claim, including any defense, dispute, or offset by an Account Debtor with respect to an Account purchased by and assigned to ICC or the merchandise or service relating thereto, and Client shall at its own expense settle all such claims subject to ICC's approval. ICC may, in its sole discretion, settle any Account Debtor claim directly with the Account Debtor involved at the Client's expense, upon such terms as ICC may deem advisable. In the event of any Account Debtor claim or breach of any representations hereunder as to an Account purchased by and assigned to ICC, Client shall, upon demand by ICC, repurchase such Account from ICC for a purchase price equal to the full unpaid balance thereof. In the event ICC exercises its right to settle and compromise Account Debtor claims, Client hereby specifically agrees to the terms, conditions and provisions of any and all settlements, compromises, and other agreements, oral or written, entered into by ICC on behalf of Client and ICC is hereby authorized to execute all releases, settlements, or compromise agreements, and receive, for and in Client’’s name, all money and property that ICC may receive in settlement, release, or compromise of Account Debtor claims. The foregoing is discretionary upon the part of ICC and Client shall have no right to demand or require ICC’’s exercise of the aforesaid rights.

19. Legal Fees. Client agrees to reimburse ICC upon demand for any attorneys’’ fees, court costs, and other expenses incurred by ICC in connection with (i) any claims or proceedings arising out of this Agreement, if ICC is the prevailing party; (ii) preserving, protecting, or enforcing any lien or right granted by Client to ICC or arising under applicable law; or (iii) complying with any subpoena or other legal process in any way relating to Client.

20. Notice. Any notice or communication required hereunder shall be in writing and given by personal delivery or delivery service or sent by regular, registered, or certified mail, postage prepaid to the addressee at the address shown below or at the most current address that the party has from time to time designated in writing.

21. Indemnification. Client shall indemnify and hold ICC harmless from and against all liability for any acts or omissions of Client, its employees and agents, including any legal fees and expenses incurred by ICC in defending against any such claims asserted against ICC.

22. Binding on Future Parties. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

23. No Waiver. Failure by ICC to exercise any of ICC’’s rights or remedies hereunder shall not be deemed to be a waiver by ICC of such or any other rights or remedies, nor in any manner impair the subsequent exercise of the same or any other rights or remedies, and any waiver by ICC of any default hereunder shall not constitute a waiver of any subsequent default.

24. Severability. Each and every provision, condition, covenant, and representation contained in this Agreement is and shall be construed to be a separate and independent covenant and agreement. In the event any term or provision of this Agreement shall to any extent be declared illegal, contrary to law, invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and this Agreement shall continue in full force and effect as though such term or provision had not been incorporated herein.

25. Jurisdiction, Venue, Waiver of Jury Trial, and Waiver of Personal Service of Process. The parties agree that the laws of the State of New Mexico shall govern this Agreement and that the sole proper venue and jurisdiction for any and all actions or proceedings arising in connection with or otherwise related to this Agreement shall be the state or federal courts located in Doña Ana County, New Mexico. Client hereby waives any right to challenge or object to personal jurisdiction or venue in such courts. Client further expressly waives any right to bring suit against ICC in any other jurisdiction and, should it do so, consents to the immediate transfer of such action to the state or federal courts of New Mexico. Notwithstanding the foregoing, the parties agree that ICC, at its sole and exclusive option, may choose to exercise any right it may have against Client and/or any security, property, guarantor or other person or entity by filing suit in any other court in which ICC shall deem appropriate. The parties expressly submit and consent in advance to jurisdiction and venue in any action or proceeding commenced by ICC in any such court, and the parties hereby waive any objection which either may have based upon the lack of personal jurisdiction or venue and hereby consent to the granting of such legal or equitable relief as deemed appropriate by any such court. Client expressly agrees that nothing in this paragraph, including ICC’’s right to file suit in a jurisdiction of its choice or the fact that ICC does so, shall constitute a waiver of Client’’s agreement that the laws of the State of New Mexico govern this Agreement and that venue and jurisdiction in any suit by Client against ICC are sole and exclusive in New Mexico. The parties further and unconditionally waive any right to a jury trial in any suit or proceeding arising under or relating to this Agreement.

Client hereby waives personal service of any summons or complaint or other process or papers to be issued in any action or proceeding involving any such controversy and hereby agrees that service of such summons or complaint or process may be made by registered or certified mail to Client’’s address appearing herein or in ICC’’s records. Client hereby waives any additional service of process which may otherwise be required by applicable law.

Initials

26. Complete Agreement. This Agreement embodies the complete agreement between the parties hereto and cannot be modified, amended, or varied except by the written agreement of the parties hereto. This Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

27. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the paragraphs hereof.

28. Construction of Agreement. The singular, when used herein, shall include the plural, and the neuter shall include masculine and feminine. If this Agreement is not dated when executed by Client, ICC is authorized, without notice to Client, to date this Agreement.

29. No Offer/Commitment. The presentation of this Agreement to Client does not constitute either an offer or commitment to purchase Client’’s invoices or to extend Client credit of any kind.

30. Fee Schedule.

Advance Rate:    85%

.59% per invoice every 10 days**

** Mid-Month invoices will be at a rate of 1.5% flat per invoice

Minimum Monthly Fee to Become Effective Sixty (60) Days after First Funding Date: 0

Notwithstanding anything herein to the contrary, nothing shall preclude the parties hereto from negotiating different fees, either higher or lower, from time to time during the term of this Agreement and attaching hereto a Fee Schedule Addendum documenting the negotiated fees and the effective date thereof.

Michael J. Sullivan d/b/a Michael J. Sullivan Communications SIGNATURE: /s/ Michael J. Sullivan Communications BY: Michael J. Sullivan 4830 Sorento Rd 1255 Sacramento, CA 95835 9167695587
INTERSTATE CAPITAL CORPORATION (ICC)

SIGNATURE: /s/ Interstate Capital Corporation
BY: Cliff Eisenberg
TITLE: Chief Executive Officer
1255 COUNTRY CLUB ROAD, SUITE D, PO BOX 1229
SANTA TERESA, NEW MEXICO 88008
575-589-0555

Note: IF THIS AGREEMENT IS EXECUTED WITHOUT AN ICC OFFICER PRESENT, THE SIGNATURE OF CLIENT'S DULY AUTHORIZED REPRESENTATIVE MUST BE WITNESSED BELOW.

WITNESS PRINTED NAME: Devon Jones             WITNESS SIGNATURE: /s/ Devon Jones

GUARANTEE

In consideration of and in order to induce Interstate Capital Corporation ("ICC") to purchase accounts receivable from Michael J. Sullivan d/b/a Michael J. Sullivan Communications ("Seller") from time to time, pursuant to that certain Agreement dated 10/15/12 by and between Seller and ICC (incorporated herein by reference) including any renewals, extensions, or modifications thereof, or subsequent or superceding Agreements (collectively hereinafter referred to as the "Agreement"), the undersigned (whether one or more than one and hereinafter referred to as "Guarantor") has irrevocably and unconditionally guaranteed, and does hereby irrevocably and unconditionally guarantee, the payment and performance of all liabilities, obligations, and duties of any kind or character owing at any time from Seller to ICC, including, but not limited to, payment of any sums owing to ICC by Seller under any provision of the Agreement. This is a continuing guarantee of payment of any and all indebtedness from Seller to ICC, however created.

To further secure performance of this Guarantee, Guarantor hereby grants to ICC a security interest in all of Guarantor's personal property, wherever located, and authorizes ICC in its sole discretion to execute and record appropriate financing statements to perfect such security interest.

Guarantor hereby waives notice of acceptance of this Guarantee and all other notices in connection herewith or in connection with the liabilities, obligations, and duties guaranteed hereby, including notices of default by Seller under the Agreement, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment, and suit on the part of ICC in the enforcement of any liability, obligation, or duty guaranteed hereby. Furthermore, in order to give full effect to the provisions of this Guarantee, Guarantor waives all suretyship and other rights inconsistent with this Guarantee, which might otherwise be available to Guarantor.

ICC shall not be first required to enforce against Seller or any other person any liability, obligation, or duty guaranteed hereby before seeking enforcement thereof against Guarantor. Suit may be brought and maintained against Guarantor by ICC to enforce any liability, obligation, or duty guaranteed hereby without joinder of Seller or any other person. The liability of Guarantor shall not be affected by any indulgence, compromise, settlement, or variation of terms which may be extended to Seller by ICC or agreed upon by ICC and Seller, and shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Seller or its estate in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the United States Bankruptcy Code, or any similar law or statute of the United States or any state thereof. ICC and Seller, without notice to or consent by Guarantor, may at any time or times, enter into such extensions, amendments, assignments, or other covenants respecting the Agreement as they may deem appropriate; and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations, and duties of Seller under the Agreement as so extended, amended, assigned, or otherwise modified. Guarantor understands that in the enforcement of this Guarantee, it may be necessary for ICC to conduct investigations related to Guarantor's credit or ownership of assets, and Guarantor hereby authorizes any such investigations.

It is understood that other agreements similar to this Guarantee may, at ICC's sole option and discretion be executed by other persons with respect to the Agreement. This Guarantee shall be cumulative of any such agreements and the liabilities and obligations of Guarantor hereunder shall in no event be affected or diminished by reason of such other agreements.

Moreover in the event ICC obtains the signature of more than one guarantor on this Guarantee or obtains additional Guarantee Agreements or both, Guarantor agrees that ICC in ICC's sole discretion, may (i) bring suit against all guarantors of the Agreement jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of the guarantors for such consideration as ICC may deem proper, and (iii) release one or more of the guarantors from liability. Guarantor further agrees that no such action shall impair the rights of ICC to enforce the Agreement against any remaining guarantor or guarantors, including Guarantor.

If Guarantor is a corporation, the undersigned officer personally represents and warrants that the Board of Directors of Guarantor, in a duly held meeting, has determined that this Guarantee may reasonably be expected to benefit Guarantor and that the undersigned officer has the authority to execute this Guarantee on behalf of Guarantor.

Guarantor agrees that if ICC shall employ an attorney to present, enforce, or defend any or all of ICC's rights or remedies hereunder, Guarantor shall pay all reasonable attorney's fees and any and all costs incurred by ICC in connection therewith.

This Guarantee shall be governed by and construed under the laws of the state of New Mexico and all obligations of the parties hereto are performable in Dona Ana County, New Mexico. Guarantor hereby consents to and agrees that exclusive jurisdiction and venue of all disputes arising under or relating to this Guarantee shall lie in the state and federal courts of Dona Ana County, New Mexico.

Pursuant to the applicable New Mexico Rules of Civil Procedure, Guarantor hereby waives personal service of any and all process related to any claim or proceeding arising under or relating to this Guarantee which is filed in the state or federal courts of New Mexico. Guarantor further agrees that any and all such process may be served by certified or registered mail, return receipt requested, addressed to Guarantor at Guarantor's address appearing in ICC's records. Guarantor further agrees that the service of process described herein shall be complete as of the date such service is deposited for mailing by ICC and/or its agents, representatives or attorneys. Guarantor further waives

In the event that either ICC or Guarantor commences any lawsuit or proceeding arising from, related to or touching upon this Guarantee, each party unconditionally waives a trial by jury on any and all issues in such lawsuit or proceeding.

This Guarantee shall be binding upon Guarantor and the successors, assigns, heirs, executors, and administrators of Guarantor, and shall inure to the benefit of ICC and ICC's successors and assigns.

Executed this 15 day of October, 20 12 to be effective the same day and to continue in effect for so long as ICC shall continue to purchase accounts receivable from Seller and until all indebtedness owing from Seller to ICC has been paid in full.

[signature]
GUARANTOR (Signature)
Michael J Sullivan
GUARANTOR (printed or Typed)
Michael J Sullivan
Home Address:
4830 Sorento Rd
Sacramento, CA 95835
9167695587

[signature]
GUARANTOR (Signature)
Philip Darcy Kirkland
GUARANTOR (printed or Typed)

Home Address:

GUARANTOR (Signature)

GUARANTOR (Printed or Typed)

Home Address:

[signature]
GUARANTOR (Signature)
William Devon Jones
GUARANTOR (Printed or Typed)

Home Address:

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